UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 6, 2007, we publicly disseminated a press release announcing that an analysis of data from 2,291 women who participated in the MERLIN TIMI-36 study showed a 29 percent reduction in the relative risk of recurrent ischemia in women receiving Ranexa(R) (ranolazine extended-release tablets) compared to placebo (p=0.002) after 12 months. No difference in symptomatic documented arrhythmias was observed in women between the ranolazine and placebo groups.

The data were presented today by Dr. Jessica Mega of the TIMI Study Group at the American Heart Association Scientific Sessions in Orlando, Florida.

The foregoing description is qualified in its entirety by reference to our press release dated November 6, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 6, 2007, we publicly disseminated a press release announcing that data from a prospectively identified analysis of 2,220 diabetic patients from the MERLIN TIMI-36 study showed that Ranexa significantly reduced hemoglobin A1c (HbA1c), increased the number of patients achieving the clinical HbA1c treatment target of 7.0 percent or less and reduced the incidence of newly increased HbA1c in patients without diabetes at baseline.

The findings were presented today at the American Heart Association Scientific Sessions in Orlando, Florida by Dr. David Morrow of the TIMI Study Group.

The foregoing description is qualified in its entirety by reference to our press release dated November 6, 2007, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated November 6, 2007.

99.2 Press Release dated November 6, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: November 06, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 6, 2007.
EX-99.2	Press Release dated November 6, 2007.